                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 18, 1998
                                               ------------------------


                               Cytec Industries Inc.
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             (Exact name of registrant as specified in its charter)

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
    Delaware                            1-12372           22-3268660
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
     (State or other jurisdiction    (Commission   (IRS Employer
     of incorporation)               File Number)  Identification No.)
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                          Five Garret Mountain Plaza
                            West Paterson, NJ 07424
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          (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code    973-357-3100
                                                  ----------------


          (Former name or former address, if changed since last report.)
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Item 5. Other Events

          On March 18, 1998, Cytec Industries Inc. (the "Company") sold an aggregate of $200,000,000 principal amount of senior debt securities, consisting of (i) $100,000,000 principal amount of 6.50% Notes due March 15, 2003 and (ii) $100,000,000 principal amount of 6.75% Notes due March 15, 2008, in a public offering co-managed by SBC Warburg Dillon Read Inc., Merrill Lynch & Co., Morgan Stanley Dean Witter and Salomon Smith Barney. The Company received an aggregate of approximately $198.2 million in proceeds from such sale before deducting expenses associated with such sale.

Item 7.   Financial Statements and Exhibits

          Exhibits:

          1. Underwriting Agreement, dated as of March 13, 1998 between the Registrant and SBC Warburg Dillon Read.,Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc., as representatives of the underwriters named therein.

          4.1 Indenture, dated as of March 15, 1998 between the Registrant and PNC Bank, National Association, as Trustee.

          4.2  6.50% Global Note due March 15, 2003.

          4.3  6.75% Global Note due March 15, 2008.


                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Cytec Industries Inc.
                                   ---------------------
                                   (Registrant)

Date March 18, 1998                By: /s/ J.P.Cronin
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                                       J. P. Cronin
                                       Executive Vice President and
                                       Chief Financial Officer